UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	March 11, 2008 (March 3, 2008)
I2 TELECOM INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)
Washington	0-27704	91-1426372
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
5070 Old Ellis Pointe, Suite 110, Roswell, Georgia	30076
(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code:	(404)567-4750
Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

We are filing this Form 8-K/A to amend certain information in our Current Report on Form 8-K filed with the Securities and Exchange Commission on March 7, 2008 regarding our patent as more fully described in Item 8.01 below.

This Form 8-K and other reports filed by i2 Telecom International, Inc. (the “Company”) from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain forward looking statements and information that are based upon beliefs of, and information currently available to, the Company’s management as well as estimates and assumptions made by the Company’s management. When used in the Filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to the Company’s or the Company’s management identify forward looking statements. Such statements reflect the current view of the Company with respect to future events and are subject to risks, uncertainties, assumptions and other factors relating to the Company’s industry, operations and results of operations and any businesses that may be acquired by the Company. Should one or more of these risks or uncertainties materialize, or should the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Item 8.01	Other Events

On March 3, 2008, the Company received U.S. Patent #7,336,654 for portable Voice-over-Internet Protocol Service Access Module (VSAM) or VoiceStock® technology. Patent protection on the VoiceStock® encompasses 30 claims and will run until 2025. A copy of the press release issued on March 3, 2008 by the Company to announce the patent is furnished as Exhibit 99.1 to our Current Report on Form 8-K filed with the Commission on March 7, 2008.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Exhibit Description

99.1	Press Release, dated March 3, 2008 (previously filed with the Company’s Current Report on Form 8-K filed on March 7, 2008)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

I2 TELECOM INTERNATIONAL, INC.
(Registrant)

Date:	March 11, 2008
By:		/s/ Paul Arena
Name		Paul Arena
Title:		Chief Executive Officer